EQUITABLE | MEMBERS RETIREMENT PROGRAM

Processing Office
PO BOX 4875
Syracuse NY 13221

Toll-Free Voice: 1-800-526-2701
Fax: 1-816-502-0175
mrp.equitable.com

ENROLLMENT FORM

Participant/Employer Information

☐ Mr. ☐ Mrs. ☐ Miss ☐ Ms. ☐ Other: ____________ Participant E-mail address: ____________________________

Participant's Name: ______________________________ Employer's Name: ________________________________

Social Security Number: __________________________ Date of Birth: __________________________

Employer's Plan ID (e.g.ABC123456): __________________________________

I. Essential Dates (completed by Employer, see instructions for assistance)

PARTICIPANT DATES	MONTH	DAY	YEAR
Employment Date (Date of Hire)	________	______	__________
Participation Date (Entry Date into Plan)	________	______	__________

NOTE: If your plan contains different eligibility requirements for Employer, 401(k), Matching, and/or Post-Tax Employee contributions, please see instructions or contact a Retirement Plan Account Manager for assistance.

II. Ownership Status (complete this section only if the participant is an owner)

I am a more than 5% owner ☐ Y ☐ N
I am an owner-employee* ☐ Y ☐ N
*(*Owns more than 10% of the capital or profit interest in the business, if unincorporated)*
I am a partner ☐ Y ☐ N
I am a shareholder ☐ Y ☐ N

III. Beneficiary Statement (completed by Participant)

(*If you check B but have not filed a designation or change of beneficiary form, or if the designation or change of beneficiary form is not valid, the beneficiary statement below will apply in the event of death.*)

A. ☐ I hereby agree to the beneficiary statement below.
B. ☐ I have attached a designation or change of beneficiary form.

BENEFICIARY STATEMENT
If you have not named a beneficiary to receive your death benefit under this Plan, any amount which becomes payable upon my death will be made payable to the default beneficiary (ies) under the terms of the Plan.

IV. Signatures (completed by Participant and Employer)

I, the participant, have received and reviewed the prospectus for the Members Retirement Program. **I, the participant, have completed the investment allocation section on the reverse side of this form and understand that if no election is in place at the time contributions are received by us then those amounts will be invested in the in the plan's Qualified Default Investment *Alternative (QDIA)*. I, the employer, certify that the information provided is true and accurate.**

V. Allocation of Future Contributions

Signature of Participant ______________ Date ______________

Signature of Employer ______________ Date ______________

Don't forget to please attach a check for $25 per enrollment form, made payable to Equitable.

Enroll Form 03/22

Asset Class	Investment Option	Future Contributions
Cash Equivalents	EQ/Money Market (695)	%
	Guaranteed Interest Option (GI5)	%
Bonds	EQ/ Intermediate Govt. Bond (680)	%
	EQ/PIMCO Ultra Short Bond (684)	%
	EQ/Core PLUS Bond (694)	%
	Multimanager Core Bond (649)	%
	Vanguard VIF TotalBond Mrket Index (655)	%
	EQ/PIMCO Global Real Return (656)	%
Asset Allocation	AllianceBernstein Balanced (10)	%
	EQ/Conservative Allocation (689)	%
	EQ/Conservative Plus Allocation (692)	%
	EQ/Moderate Allocation (690)	%
	EQ/Moderate Plus Allocation (693)	%
	EQ/Aggressive Allocation (691)	%
	1290 Retirement 2020 (620)	%
	1290 Retirement 2025 (621)	%
	1290 Retirement 2030 (622)	%
	1290 Retirement 2035 (623)	%
	1290 Retirement 2040 (624)	%
	1290 Retirement 2045 (625)	%
	1290 Retirement 2050 626)	%
	1290 Retirement 2055 (627)	%
	1290 Retirement 2060 (628)	%
	Equitable Conservative Growth MF/ETF (651)	%
	EQ/All Asset Growth Allocation (650)	%
International/Global Stocks	EQ/International Equity Index (679)	%
	EQ/InternationalCoreManagedVolatility(674)	%
	EQ/Global Equity Managed Volatility(682)	%
	EQ/MFS International Growth (647)	%
Large Cap Blend	EQ/Capital Group Research (678)	%
	Vanguard VIF Total Stock Market Index (654)	%
	EQ/Equity 500 Index (671)	%
Large Cap Growth	Alliance/Bernstein Growth Equity* (4)	%
	1290 VT Socially Responsible (666)	%
	EQ/LargeCapGrowthManagedVolatility(667)	%
	EQ/T.Rowe Price Growth Stock (640)	%
	EQ/Large Cap Growth Index (641)	%
	EQ/ClearBridge Large Cap Growth ESG (642)	%
Large Cap Value	EQ/Large Cap Value ManagedVolatility(676)	%
	1290 VT Equity Income (643)	%
Mid Cap Growth	AllianceBernstein Mid Cap Growth (3)	%
	EQ/Janus Enterprise (644)	%
Mid Cap Value	EQ/Mid Cap Value Managed Volatility (662)	%
Mid Cap Blend	EQ/Mid Cap Index (645)	%
Small Cap Growth	EQ/AB Small Cap Growth (646)	%
Small Cap Value	1290 VT GAMCO Small Company Value (683)	%
Small Cap Blend	EQ/Small Company Index (675)	%
Sector/Specialty	Multimanager Technology (681)	%
	1290 VT GAMCO Mergers& Acquisitions (648)	%
		=100%

INSTRUCTIONS AND NOTES

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Fill in WHOLE percentages to total 100%. If no election is made on this form, contributions or loan repayments received will be invested in the plan's Qualified Default Investment Alternative (QDIA) until a change of investment allocation is requested by the participant.

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How to Make Changes and Access Account Information after Enrollment

Website
mrp.equitable.com

Automated Voice Response System
1-800-526-2701

Form
Change of Investment Allocation Form

* †There is no capitalization constraint on this fund. The capitalization size of the fund is driven by stock selection. Currently, the fund may be considered to be large capitalization.

Enroll Form- 6/22

MEMBERS RETIREMENT PROGRAM Instructions for Completing the Enrollment Form INSTRUCTIONS FOR THE EMPLOYER Before giving this enrollment form to the participant, you should enter the essential dates (Section I) for that participant. Under the terms of the plan, there are two participant dates or entry dates per year, unless otherwise specified on the participation agreement. They occur on the first day of the plan year and the first day of the seventh month of the plan year. For example, in calendar year plans the participation or entry dates are January 1 and July 1. The correct participation date is the first entry date after the participant satisfies the age and service eligibility requirements for participation in the plan. These requirements are indicated in Section III of the adoption agreement. For example, the participation date for an employee who was hired on July 17, 2020, and whose employer elected a one-year service requirement and no age requirement would be January 1, 2022 in a calendar year plan. If the above plan is a profit sharing plan with a 401(k) feature and the employer elected six months of service requirement for the 401(k) portion of the plan while keeping the one-year requirement for the profit sharing plan, this employee would enter the 401(k) plan on July 1, 2020. The employee is not eligible for the profit sharing plan until January 1, 2022. If your plan has different eligibility requirements, please contact a Retirement Plan Account Manager for further assistance with these multiple entry dates. After your employee completes the enrollment form, it should be returned to you. You must certify (Section V) each employee’s enrollment form for accuracy. Retain a copy for your records and return the original forms to the Trustees at the address listed at the top of the form. This address should not be used for overnight or express mail. Please see the prospectus for overnight mailing address. Please attach a check for $25 per enrollment form, made payable to Equitable. INSTRUCTIONS FOR THE PARTICIPANT Complete all sections of the enrollment form. Please type or print clearly with a pen. If you participate in two plans, you should have received two enrollment forms. The plan number on each form should be different (001, 002, etc.). Ask your employer which number applies to which plan. The completed form should be returned to your employer. Section I – Essential Dates Your employer will enter the information in this section. Section II – Ownership Status Complete Section II only if you have ownership in the practice. Check whichever answer is appropriate for each line. An owner-employee is someone who owns more than 10% of the capital or profits interest in an unincorporated practice. A partner is someone who has ownership in an unincorporated practice, and who is not a sole-proprietor. Section III – Beneficiary Statement Check either A or B. If you wish to make a special designation, have your employer request a designation or change of beneficiary form from the Trustees. If you checked B but have not filed a designation or change of beneficiary form, or if the designation or change of beneficiary form was not properly completed, the default beneficiary provision of the Plan document will be apply in the event of death. Enrolment Form 3/22

Section IV – Signatures Sign and date the enrollment form. Then return the completed form to your employer. Once certified by the employer, the form will be returned to the Trustees. Retain a copy for your records. Be sure to complete the investment allocation instructions in section V before returning to your employer. Section V – Allocation of Contributions The Future Contributions Column determines how all future contributions to your account will be invested in the various investment options. “Future contributions” are contributions received by us on or after the date we receive this form. Changes to investment allocation elections will be made that have been properly completed. If we do not have an election on file when a contribution is received, those amounts will be invested in the plan’s Qualified Default Investment Alternative (QDIA) until a change of investment allocation is requested by the participant. You may choose different allocations for employer and employee contributions for future contributions. Please use only whole percentages and make certain that each column totals 100%. Decimals, fractions or dollar amounts are not acceptable. These elections will appear on your next confirmation notice and will remain in effect until changed by appropriate notice to the Trustees. If your plan has a 401(k) feature, allocations for employer contributions (column A) will also apply to qualified non-elective, qualified matching, SIMPLE Employer, Safe Harbor Non-Elective/Matching and matching contribution types. Allocation percentages in column B will apply to post-tax employee, salary deferral and Roth contribution types. How to Make Changes and Access Account Information after Enrollment • Website—mrp.equitable.com • Automated Voice Response System – 1-800-526-2701 • Change of Investment Allocation Form For website and Automated Voice Response System transactions, changes to investment allocation for future contributions confirmed on a business day before 4 P.M. Eastern Time are effective on the day of your request. Changes that are confirmed after 4 P.M. Eastern Time or on a non-business day will be effective on the next business day. Changes confirmed after 4 P.M. Eastern time or a non-business day will be effective four days after the next business day after your request.